EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), made and entered into this 16 day of June, 2014, by and between eCrypt Technologies, Inc., a Colorado corporation d/b/a Ecrypt Technologies, Inc. (“Company”), and Thomas Cellucci (“Executive”), an individual residing at 42757 Cedar Ridge Blvd, Chantilly, VA 20152.

RECITALS

WHEREAS, the Company wishes to employ the Executive as its Chief Executive Officer (“CEO”);

WHEREAS, the Executive possesses the necessary skills to fulfill that need; and

WHEREAS, the parties desire and agree to enter into this Agreement with Executive setting forth the terms and conditions upon which Executive shall serve as CEO and a Director of the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1.

Employment.

(a)

Position.  The Company hereby agrees to employ the Executive to serve in the role of Chief Executive Officer.  The Executive accepts such employment upon the terms and conditions hereinafter set forth, and further agrees to perform to the best of his ability the duties associated with such position as determined by the Company’s Board of Directors (the “Board”), in its sole discretion.

(b)

Board Seat.

During the Executive’s employment hereunder it is expected and anticipated that he will serve as a member on the Board as a Director.

(c)

Devotion to Duties.  While the Executive is employed hereunder, he will use his best efforts, skills and abilities to perform faithfully all duties assigned to him pursuant to this Agreement and will devote sufficient business time and energies to the business and affairs of the Company.  While he is employed hereunder, Executive may undertake any other employment, consultancy, directorship or other work engagement with any person or entity provided that such employment, consultancy, directorship, or other engagement does not in any way conflict with or compete with the business operations of the Company.

 (d)

Administrative Activities.  The Executive’s administrative activities will at all times be subject to the relevant provisions of the policies and the bylaws, rules and regulations of the Company.  The Executive will at all times render his administrative services in a competent and professional manner, consistent with the standards of the Company and in compliance with all applicable statutes, regulations, rules and directives of federal, state and other governmental and regulatory bodies having jurisdiction over the Executive.

2.

Compensation.

(a)

Stock Grant.  While Executive is employed hereunder, the Company shall issue Executive up to a total of up to eighteen million nine hundred and sixty five thousand and four hundred and eight

Ecrypt Technologies, Inc. - Employment Agreement

(18,965,408) shares of common stock, which shares shall be issued as follows: (i) nine million four hundred and eighty two thousand and seven hundred and four (9,482,704) shares of common stock pursuant to the terms and conditions of the Restricted Shares Agreement in the form attached hereto as Exhibit A; and (ii)  nine million four hundred and eighty two thousand and seven hundred and four (9,482,704) of common stock pursuant to a restricted shares agreement once the Company either (a) amends its existing Stock Compensation Program (the “Program”) to increase the number of maximum authorized shares which may be issued under the Program, or (b) adopts a new stock compensation program.

(b)

Performance Bonus.  The Executive shall be eligible to receive a discretionary annual bonus (the “Performance Bonus”) at the conclusion of each year of employment with the Company. The amount and award of the Performance Bonus shall be at the discretion of the Board (or any committee established by the Board to determine executive compensation), and shall be based in part on the attainment of individual and Company-wide performance goals established by the Board (or any applicable committee).  The Performance Bonus shall be paid during the quarter immediately following the Company’s fiscal year end.

 (c)

Fringe Benefits.  The Executive will be entitled to participate in employee benefit plans that the Company provides or may establish for the benefit of its executives generally (for example, life and disability insurance, health, pension, retirement (401K), and accident plans) (collectively, the “Fringe Benefits”).  The Executive’s eligibility to participate in the Fringe Benefits and receive benefits thereunder will be subject to the plan documents governing such Fringe Benefits.  Nothing contained herein will require the Company to establish or maintain any Fringe Benefits.  The Company reserves the right, in its discretion, to amend or terminate such Fringe Benefits.

(d)

Reimbursement of Expenses.  Upon presentation of documentation of such expenses reasonably satisfactory to the Company, the Company will reimburse the Executive for all ordinary and reasonable out-of-pocket business expenses that are reasonably incurred by the Executive in furtherance of the Company’s business in accordance with the Company’s policies with respect thereto as in effect from time to time.  In order to receive reimbursement, the Executive must present documentation of the expenses within a reasonable time period after incurring such expenses.

3.

At Will Employment. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT EXECUTIVE’S EMPLOYMENT IS AT-WILL AND EITHER THE COMPANY OR THE EXECUTIVE MAY TERMINATE EXECUTIVE’S EMPLOYMENT WITH OR WITHOUT CAUSE AT ANY TIME, AND WITHOUT ADVANCED NOTICE, PROCEDURE OR FORMALITY.  THIS AT-WILL EMPLOYMENT RELATIONSHIP WILL REMAIN IN EFFECT THROUGHOUT THE EXECUTIVE’S EMPLOYMENT WITH THE COMPANY.  THE AT-WILL NATURE OF EXECUTIVE’S EMPLOYMENT CANNOT BE MODIFIED BY ANY ORAL OR IMPLIED AGREEMENT, AND NO EMPLOYEE HANDBOOK, NOR ANY COURSE OF CONDUCT, PRACTICE, POLICY, AWARD, PROMOTION, PERFORMANCE EVALUATION, TRANSFER, OR LENGTH OF SERVICE SHALL BE DEEMED TO MODIFY THIS AT-WILL RELATIONSHIP.

4.

Confidential Information.

The Executive recognizes and acknowledges that the Executive will have access to Confidential Information (as defined below) relating to the business or interests of the Company or of persons with whom the Company may have business relationships. Except as permitted herein, the Executive will not during the Term of this Agreement, or at any time following termination of this Agreement, disclose or permit to be known to any other person or entity (except as required by applicable law or in connection with the performance of the Executive's duties and responsibilities hereunder), or use for the Executive's

Ecrypt Technologies, Inc. - Employment Agreement

own improper benefit or gain, any Confidential Information of the Company. The term "Confidential Information" includes, without limitation, information relating to the Company's business affairs, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, employee lists, employment agreements, personnel policies, the substance of agreements with customers, commercial contracts, suppliers and others, marketing arrangements, and customer lists and information relating to business operations and strategic plans of third parties with which the Company has or may be assessing commercial arrangements, any of which information is not generally known to the public or to actual or potential competitors of the Company (other than through a breach of this Agreement). Therefore, the Executive will not, without the prior written consent of the Company's Board of Directors, disclose such Confidential Information or use the same, provided, however, that in the course of the Executive's services to the Company, the Executive may disclose such Confidential Information as the Executive deems necessary to carry out the Executive's duties to the Company. This obligation shall continue until such Confidential Information becomes publicly available, other than pursuant to a breach of this Section 4 by the Executive, regardless of whether the Executive continues to be employed by the Company. It is further agreed and understood by and between the parties to this Agreement that all information and records relating to the Company, as hereinabove described, shall be the exclusive property of the Company and, upon termination of the Executive's employment with the Company, all documents, records, reports, writings and other similar documents containing Confidential Information, including copies thereof, then in the Executive's possession or control shall be returned to and left with the Company.

5.

Non-Disparagement.

(a)

The Executive hereby agrees that during the course of the Executive’s employment with the Company and at all times thereafter, the Executive will not make any statement that is professionally or personally disparaging about, or adverse to, the interests of the Company, any of its officers, directors, shareholders or employees including, but not limited to, any statement that disparages any person, product, service, finances, financial condition, capabilities or other aspect of the business of the Company or any of its officers, directors, shareholders or employees.  The Executive further agrees that during the course of the Executive’s employment with the Company and at all times thereafter, the Executive will not engage in any conduct that is intended to or has the result of inflicting harm upon the professional or personal reputation of the Company or any of its officers, directors, shareholders or employees.

(b)

The Company hereby agrees that during the course of the Executive’s employment with the Company and at all times thereafter, the Company’s officers and directors will not make any statements that are professionally or personally disparaging about, or adverse to, the interests of the Executive including, but not limited to, any statement that disparages the Executive’s personal or professional interests or reputation.  The Company further agrees that during the course of the Executive’s employment with the Company and at all times thereafter, the Company’s officers and directors will not engage in any conduct that is intended to or has the result of inflicting harm upon the professional or personal reputation of the Executive.

6.

Records.

Upon termination of the Executive’s employment hereunder for any reason or for no reason and at any other time requested by the Company, the Executive will deliver to the Company any property of the Company that may be in his possession, including products, materials, memoranda, notes, records, reports, or other documents or photocopies of the same.

7.

Representations.

Ecrypt Technologies, Inc. - Employment Agreement

The Executive hereby represents and warrants to the Company that he understands this Agreement, that he enters into this Agreement voluntarily and that his employment under this Agreement will not conflict with any legal duty owed by him to any other party, or with any agreement to which the Executive is a party or by which he is bound, including, without limitation, any non-competition or non-solicitation provision contained in any such agreement.  The Executive will indemnify and hold harmless the Company and its officers, directors, security holders, partners, members, employees, agents and representatives against loss, damage, liability or expense arising from any claim based upon circumstances alleged to be inconsistent with such representation and warranty.

8.

General.

(a)

Notices.  All notices, requests, consents and other communications hereunder that are required to be provided, or that the sender elects to provide, in writing, will be addressed to the receiving party’s address set forth below or to such other address as a party may designate by notice hereunder:

To Executive:

Thomas Cellucci

42757 Cedar Ridge Blvd.

Chantilly, VA  20152

tom@cellucciassociates.com

To Company:

Ecrypt Technologies Inc.

C/O Frascona, Joiner, Goodman and Greenstein

4750 Table Mesa Drive

Boulder, CO  80305

jons@frascona.com

Notices will be either (i) delivered by hand, (ii) sent by overnight courier, (iii) sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) sent via electronic correspondence.  All notices, requests, consents and other communications hereunder will be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

(b)

Entire Agreement. This Agreement, along with any agreements referenced herein, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.  No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement will affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

(c)

Modifications and Amendments.  The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.

(d)

Waivers and Consents.  The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions.  No such waiver or consent will be deemed to be or will constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar.

Ecrypt Technologies, Inc. - Employment Agreement

Each such waiver or consent will be effective only in the specific instance and for the purpose for which it was given, and will not constitute a continuing waiver or consent.

(e)

Assignment.  The Executive acknowledges and agrees that the rights and obligations of the Company under this Agreement may be assigned by the Company to any affiliates or successors in interest.  The Executive further acknowledges and agrees that this Agreement is personal to the Executive and that the Executive may not assign any rights or obligations hereunder.

(f)

Benefit.  All statements, representations, warranties, covenants and agreements in this Agreement will be binding on the parties hereto and will inure to the benefit of the respective successors and permitted assigns of each party hereto.  Nothing in this Agreement will be construed to create any rights or obligations except for the Executive’s obligations to the Company as set forth herein, and no person or entity (except for a Company affiliate or successor in interest, as set forth herein) will be regarded as a third-party beneficiary of this Agreement.

(g)

Seal and Governing Law.  This Agreement shall take effect as an instrument under seal, and the Agreement and the rights and obligations of the parties hereunder will be construed in accordance with and governed by the law of the State of Colorado, without giving effect to the conflict of law principles thereof.

(h)

Jurisdiction, Venue and Service of Process.  Any legal action or proceeding with respect to this Agreement will be brought in the courts of the State of Colorado or of the United States of America for the State of Colorado.  By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts.

(i)

WAIVER OF JURY TRIAL.  ANY ACTION, DEMAND, CLAIM OR COUNTERCLAIM ARISING UNDER OR RELATING TO THIS AGREEMENT WILL BE RESOLVED BY A JUDGE ALONE AND EACH OF THE EXECUTIVE AND THE COMPANY WAIVE ANY RIGHT TO A JURY TRIAL THEREOF.

 (j)

Severability.  The parties intend this Agreement to be enforced as written.  However, (i) if any portion or provision of this Agreement is to any extent declared illegal or unenforceable by a duly authorized court having jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, will not be affected thereby, and each portion and provision of this Agreement will be valid and enforceable to the fullest extent permitted by law and (ii) if any provision, or part thereof, is held to be unenforceable because of the duration of such provision, the geographic area covered thereby, or other aspect or scope of such provision, the court making such determination will have the power to reduce the duration, geographic area of such provision, or other aspect or scope of such provision, and/or to delete specific words and phrases (“blue-penciling”), and in its reduced or blue-penciled form, such provision will then be enforceable and will be enforced.

(k)

Headings and Captions.  The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and will in no way modify or affect the meaning or construction of any of the terms or provisions hereof. Throughout this Agreement, where such meanings would be appropriate: (a) the masculine gender shall be deemed to include the feminine and the neuter and vice versa, and (b) the singular shall be deemed to include the plural, and vice versa.

(l)

Injunctive Relief.  The Executive hereby expressly acknowledges that any breach or threatened breach of any of the terms and/or conditions set forth in Section 4 of this Agreement will result in

Ecrypt Technologies, Inc. - Employment Agreement

substantial, continuing and irreparable injury to the Company. Therefore, in addition to any other remedy that may be available to the Company, the Company will be entitled to injunctive or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of Section 4 of this Agreement.

(m) No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, will operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, will preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto will not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement will entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(n) Tax Consequences. The Company makes no guarantee of any tax consequences.

(o) Counterparts. This Agreement may be executed in two or more counterparts, and by different parties hereto on separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

EXECUTIVE	ECRYPT TECHNOLOGIES INC.
[signature]	[signature]
Thomas Cellucci, Individually	By: Curt Weldon
	Its: Chairman
Date: June 16, 2014	Date: June 17 2014

Ecrypt Technologies, Inc. - Employment Agreement
6

RESTRICTED SHARES AGREEMENT

THIS RESTRICTED SHARES AGREEMENT (the “Agreement”) dated the 16 day of June 2014 between eCrypt Technologies, Inc., a Colorado corporation d/b/a Ecrypt Technologies, Inc.,  (“Company”), and Thomas Cellucci (“Grantee”).

1.

Grant of Restricted Shares.  The Company hereby grants to Grantee effective as of June 16, 2014 (“Grant Date”), nine million four hundred and eighty two thousand and seven hundred and four (9,482,704) shares (“Restricted Shares”) of the Company's common stock (“Shares”).  This grant of Restricted Shares shall be subject to the applicable terms and conditions set forth below and is being granted pursuant to the eCrypt Technologies, Inc. Restricted Share Plan (“Plan”), which Plan is part of the eCrypt Technologies, Inc. Stock Compensation Program (“Program”).  The capitalized terms in this Agreement shall be defined in the provisions provided under the Program.  As used in this Agreement, the term “Restricted Shares” refers only to those shares granted to Grantee hereunder as to which the forfeiture and transfer restrictions set forth in Section 2 hereof have not lapsed.

2.

Restrictions During Restriction Period.

a.

Forfeiture.  The Restricted Shares shall be forfeited and transferred to the Company upon the Grantee's termination of service with the Company within the “Restriction Period” (as defined below).

b.

Transfer Restrictions.  None of the Restricted Shares shall be sold, assigned, pledged, or otherwise transferred, voluntarily or involuntarily, by the Grantee during the “Restriction Period”.

c.

Restriction Period.  For purposes of this Agreement, the term “Restriction Period” shall mean the period commencing on the Grant Date and ending on the 28 month anniversary of the Grant Date.

d.

Lapse of Restrictions.  The restrictions set forth in the above portion of this Section 2 shall lapse and no longer apply upon the earlier of (i) the expiration of the Restriction Period; (ii)the occurrence of a “Corporate Transaction” as described below; or (iii) the termination of service of the Grantee with the approval of the Board of Directors for purposes of the Plan.

In addition to the above events, the restrictions shall lapse as follows: (i) upon the mutual execution of this Agreement with respect to one million one hundred eighty five thousand three hundred and thirty eight (1,185,338) of the Restricted Shares; (ii) on the four (4) month anniversary of the Grant Date with respect to one million one hundred eighty five thousand three hundred and thirty eight (1,185,338)  of the Restricted Shares; (iii) on the eight (8) month anniversary of the Grant Date with respect to one million one hundred eighty five thousand three hundred and thirty eight (1,185,338)  of the Restricted Shares; or (iv) on the twelve (12) month anniversary of the Grant Date with respect to one million one hundred eighty five thousand three hundred and thirty eight (1,185,338)  of the Restricted Shares; (v) on the sixteen (16) month anniversary of the Grant Date with respect to one million one hundred eighty five thousand three hundred and thirty eight (1,185,338) of the Restricted Shares; (vi) on the twenty (20) month anniversary of the Grant Date with respect to one million one hundred eighty five thousand three

1

hundred and thirty eight (1,185,338)  of the Restricted Shares; (vii) on the twenty four (24) month anniversary of the Grant Date with respect to one million one hundred eighty five thousand three hundred and thirty eight (1,185,338) of the Restricted Shares; or (viii) on the twenty eight (28) month anniversary of the Grant Date with respect to one million one hundred eighty five thousand three hundred and thirty eight (1,185,338) of the Restricted Shares

3.

Issuance of Shares; Registration; Withholding Taxes.  As part of the grant under this Agreement, certificates for the Restricted Shares shall be issued in the Grantee's name and shall be held in escrow by the Company until all restrictions lapse or such shares are forfeited as provided herein.  A certificate or certificates representing the Restricted Shares as to which restrictions have lapsed shall be delivered to the Grantee upon such lapse.

The Company may postpone the issuance or delivery of the Shares until (i) the receipt by the Company of such written representations or other documentation as the Company deems necessary to establish compliance with all applicable laws, rules and regulations, including applicable federal and state securities laws and listing requirements, if any; and (ii) the payment to the Company, upon its demand, of any amount requested by the Company to satisfy any federal, state or other governmental withholding tax requirements related to the issuance or delivery of the Shares.  Grantee shall comply with any and all legal requirements relating to Grantee’s resale or other disposition of any Shares acquired under this Agreement.  The certificates representing the Shares may bear such legend as described in Section 6 and as counsel to the Company otherwise deems appropriate to assure compliance with applicable law.

4.

Changes in Capitalization; Reorganization.

a.

Adjustments.  The number of Restricted Shares shall be adjusted proportionately for any increase or decrease in the number of issued shares of Common Stock by reason of stock dividends, split-ups, recapitalizations, or other capital adjustments.  Notwithstanding the foregoing, (i) no adjustment shall be made, unless the Committee determines otherwise, if the aggregate effect of all such increases and decreases occurring in any fiscal year is to increase or decrease the number of issued shares by less than five percent (5%) and (ii) any right to fractional shares resulting from any such adjustment shall be eliminated.

b.

Corporate Transactions.  Pursuant to Article 13 of the Program, in the event of (i) a dissolution or liquidation of the Company, (ii) merger or consolidation or reorganization of the Company in which the Company is not the surviving corporation, (iii) a merger or consolidation or reorganization in which the Company is the surviving corporation but after which the shareholders cease to own their shares in the Company, (iv) the sale of substantially all of the assets of the Company, (v) the acquisition, sale, or transfer of more than fifty percent (50%) of the outstanding shares of the Company (herein referring to (i) through (v) as “Corporate Transaction”), or (vi) the Board of Directors of the Company proposes that the Company enter into a Corporate Transaction, then the Committee may in its discretion accelerate the dates upon which any or all outstanding restrictions on the Restricted Shares granted to Grantee shall lapse.

Whenever deemed appropriate by the Committee, any action referred to in this Section 4(b) may be made conditional upon the consummation of the applicable Corporate Transaction.

c.

Committee Determination.  Any adjustments or other action pursuant to this Section 4 shall be made by the Committee, and the Committee’s determination as to what adjustments shall be made or actions taken, and the extent thereof, shall be final and binding.

2

5.

Rights as Shareholder.  The Grantee shall be entitled to all of the rights of a shareholder with respect to the Restricted Shares, including the right to vote such Shares and to receive dividends and other distributions (not including Share adjustments as described in Section 4(a) above) payable with respect to such Shares since the Grant Date.

6.

Legends.  All certificates evidencing Shares acquired under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.  THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF RESTRICTED SHARE AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND ECRYPT TECHNOLOGIES, INC. COPIES OF SUCH AGREEMENT ARE ON FILE IN THE OFFICES OF ECRYPT TECHNOLOGIES, INC.

If, in the opinion of the Company and it counsel, any legend placed on a stock certificate representing Shares sold under this Agreement is no longer required, the Grantee under such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

7.

83(b) ELECTION. Under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the difference between the purchase price paid for the Restricted Shares and their Fair Market Value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time.  Grantee may elect to be taxed at the time the shares are acquired rather than when such shares cease to be subject to such forfeiture restrictions by filing an election under Section 83(b) of the Code with the Internal Revenue Service within the 30 days following the date Grantee acquires the Restricted Shares.  Grantee will have to make a tax payment to the extent the purchase price is less than the Fair Market Value of the shares on the acquisition date.  No tax payment will have to be made to the extent the purchase price is at least equal to the Fair Market Value of the shares on the date the Grantee acquired the Restricted Shares.  The form and instructions for making this election are attached as Exhibit A hereto.  Failure to make this filing within the 30-day period will result in the recognition of ordinary income by Grantee (in the event the Fair Market Value of the shares increases after the date of acquisition) as the forfeiture restrictions lapse.

GRANTEE ACKNOWLEDGES THAT IT IS HIS SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS BEHALF.  GRANTEE IS RELYING SOLELY ON HIS OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY 83(b) ELECTION.

3

8. Grantee Bound by Plan. Grantee hereby acknowledges receipt of a copy of the Plan and acknowledges that Grantee shall be bound by its terms, regardless of whether such terms have been set forth in the Agreement. Notwithstanding the foregoing, if there is an inconsistency between the terms of the Plan and the terms of this Agreement, Grantee shall be bound by the terms of the Plan.

9. Notices. Any notice or other communication made in connection with this Agreement shall be deemed duly given when delivered in person or mailed by certified or registered mail, return receipt requested, to Grantee at Grantee's address listed above or such other address of which Grantee shall have advised the Company by similar notice, or to the Company at its then principal office, to the attention of the Committee.

10. No Employment Rights. This Agreement is not an employment contract and nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company (or an affiliate of the Company) to terminate Grantee's employment for any reason at any time, with or without cause and with or without notice.

10. Miscellaneous. This Agreement and the Plan sets forth the parties' final and entire agreement with respect to the subject matter hereof, may not be changed or terminated orally and shall be governed by and shall be construed in accordance with the laws of the State of Colorado, United States of America, despite the fact that one or both parties may be or shall become a resident of a different state or country. This Agreement shall bind and benefit Grantee, the heirs, distributees and personal representative of Grantee, and the Company and its successors and assigns.

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

ECRYPT TECHNOLOGIES, INC.	**GRANTEE**
By: Curt Weldon	By: Thomas Cellucci
Title: Chairman	

4

EXHIBIT A

ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE

THE UNDERSIGNED hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.

The name, address and social security number of the undersigned:

Name:________________________________________________

Address: ______________________________________________

______________________________________________________

Social Security No.: _____________________________________

2.

Description of property with respect to which the election is being made:

____________ shares of common stock, no par value, of _____________, Inc. a Colorado corporation, (the “Company”).

3.

The date on which the property was transferred is ________ __, 20__.

4.

The taxable year to which this election relates is calendar year 20__.

5.

Nature of restrictions to which the property is subject:

The shares of stock are subject to a Restricted Stock Agreement between the undersigned and the Company.  The shares of stock are subject to forfeiture under the terms of such agreement.

6.

The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $__________ per share, for a total of $__________.

7.

The amount paid by taxpayer for the property was $__________.

8.

A copy of this statement has been furnished to ___________________.

Dated:  _____________, 20__

________________________________________

[NAME OF HOLDER]

PROCEDURES FOR MAKING ELECTION

UNDER INTERNAL REVENUE CODE SECTION 83(b)

The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:

1.

You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the date you acquire your Restricted Stock.

2.

At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

3.

You must file another copy of the election form with your federal income tax return (e.g. Form 1040) for the taxable year in which the stock is transferred to you.

*  *  *  *  *